UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2014

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                                        Material Modification to Rights of Security Holders.

Effective February 11, 2014 we and each of the holders of approximately 720,000 of our Series A Warrants issued in our June 26, 2013 public offering agreed that we would reduce the exercise price from $4.05 to $1.50 in exchange for these warrants being exercised immediately and the issuance of a new Series A Warrant for each warrant exercised with an exercise price of $1.50, exercisable for five years only upon stockholder approval of the exercise.  Each of the participating warrant holders entered into a separate Series A Warrant Exercise Agreement in the form filed herewith.  The exercise price of our remaining outstanding Series A Warrants automatically adjusted to $1.50 pursuant to the full ratchet anti-dilution terms of our remaining outstanding Series A Warrants.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Series A Warrant Exercise Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: February 11, 2014		President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Series A Warrant Exercise Agreement